Exhibit 10.4
Quantum Corporation
224 Airport Parkway
Suite 550
San Jose, CA 95110-1382
USA
+1 [408] 944-4000

www.quantum.com

Regan MacPherson
4465 Opal Cliff Drive
Santa Cruz, CA 95062

September 10, 2019

Dear Regan,

I am pleased to offer to you the opportunity to join Quantum in the position of Chief General Counsel Officer reporting directly to Jamie Lerner, President and Chief Executive Officer. Your start date will be October 21st, with your office in our San Jose, CA location.

Base Salary: You will have an annual base salary of $325,000 divided equally by 26 pay periods, at $12,500 per pay period subject to applicable tax and other required withholding, paid in accordance with the Company’s normal payroll procedures.

Bonus Opportunity: In addition, you will be eligible to participate in Quantum’s Incentive Plan (QIP) which is the
Company’s annual bonus program. Your target bonus opportunity will be 50% of your annual salary or $162,500 and pro-rated based on your hire date for the current fiscal year. The actual amount earned will be determined based on
Quantum’s Corporate and/or business specific results, your own performance and paid in accordance with the Plan.
The bonus targets and terms of the Quantum Incentive Plan are subject to annual re‐]evaluation.

Equity Grant: The Company will recommend to the Leadership and Compensation Committee (LCC) of the Board of
Directors that a total of 75,000 Restricted Stock Units be granted to you that include (i) 20% or 15,000 time-based
Restricted Stock Units (RSUs) scheduled to vest in three (3) equal installments on each anniversary of the Grant Date
(as defined below) and will become fully vested three (3) years from the Grant Date, subject to your continued
employment through each such date and (ii) 80% or 60,000 performance-based Restricted Stock Units (PSUs). The
PSUs will be earned if the average closing price of a share of the Company’s Common Stock on a national securities exchange (or, if not then listed on a national securities exchange, the OTC Markets) (an “Exchange”) as quoted in the
Wall Street Journal during any one hundred (100) day trading period (the “g100-Day Average Price”h) following the
Grant Date is at least the amount per share indicated below and is met during the term of the PSU, to the LCC’s certification of the achievement of the applicable performance criteria and subject to your continued service with the
Company through the later of the certification date and the time-based vest date as follows:

• 20,000 PSUs will be earned, if the 100-Day Average Price is at least $6.25 and will vest upon the later of the LCC certification and November 1, 2020.
• An additional 20,000 PSUs will be earned, if the 100-Day Average Price is at least $7.00 and will vest upon the later of the LCC certification and November 1, 2021.
• An additional 20,000 PSUs will be earned, if the 100-Day Average Price is at least $8.00 and will vest upon the later of the LCC certification and November 1, 2022.
• Notwithstanding the foregoing, to the extent required by the terms of the applicable stock plan, the PSUs will not vest earlier than the first anniversary of the Grant Date.

Subject to approval by the LCC, your RSU Grant and PSU Grant will be approved on the first day of the first month following your employment start date (the “Grant Date”) and made effective as of the first business day on which the
Company becomes listed on a national securities exchange, unless the LCC elects in its discretion and in accordance with applicable law, to make the RSU and PSU grants effective as of an earlier date. Your stock information will be transferred to E*Trade, the Company’s online equity broker. You will receive information from E*Trade on how to setup your account and accept your grants. Should you voluntarily terminate your employment with Quantum, any unvested equity will be forfeited.

Severance: As Quantum’s General Counsel, you will be eligible to participate in Quantum’s Change of Control Program.
That agreement will be provided to you during your orientation which will be scheduled during your first week at
Quantum. In addition, in the event that (a) you incur an Involuntary Termination other than for Cause (and other than due to your death or Disability, as such terms are defined in your Change of Control Agreement), and (b) the termination of your employment with the Company occurs outside of the Change of Control Period, as defined in the Change of
Control Agreement, the Company will provide to you the following severance payments and benefits (the “Severance”):
(i) a lump sum cash payment equal to six (6) months of your then-annual base salary,
(ii) if you elect continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as
amended (“COBRA”h) within the time period prescribed by COBRA for you and your eligible dependents (if any), monthly reimbursements from the Company for COBRA premiums for continued coverage under the Company’s group health plans for you and your eligible dependents, if any, in which you (and your eligible dependents, if any) participated on the day immediately before the date of termination of your employment with the Company through the earlier of (A) six (6) months after the date of termination of your employment with the Company, or (B) the date you (and your eligible dependents, if any) no longer are eligible to receive continuation coverage pursuant to COBRA (the “COBRA Benefits”). Notwithstanding the foregoing, if the Company determines in its sole discretion that it cannot provide the COBRA Benefits without potentially violating applicable law (including, without limitation, Section 2716 of the Public
Health Service Act), then in lieu of the COBRA Benefits, the Company will provide to you a taxable monthly payment, during the six (6) months after the termination of your employment with the Company, in a monthly amount equal to the monthly COBRA premium that you would be required to pay to continue coverage under the Company’fs group health plans for you and your eligible dependents (if any) in effect on the day immediately before the date of termination of your employment with the Company (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether you elect COBRA continuation coverage; and
(iii) in the event the Involuntary Termination contemplated by this paragraph occurs on or before October 21,
2020, six (6) months of accelerated vesting for your outstanding RSUs; provided that, if the Involuntary
Termination occurs prior to the date that your RSU grant becomes effective, then in lieu of the accelerated vesting contemplated above, the Company will provide you with a cash payment equal to the number of shares of the Company’s Common Stock that would have vested multiplied by the closing price of a share of the Company’s Common Stock on the date of the Involuntary Termination.

The Severance is subject to your entering into and not revoking a release of claims, in substantially the form attached to your Change of Control Agreement (and with such revisions thereto as may be made in accordance with the Change of Control Agreement), in favor of the Company (the “Release”), within the period required by the Release but in no event later than sixty (60) days following the date of termination of your employment with the Company, inclusive of any revocation period set forth in the Release. Any salary Severance due to you under clause (i) above will be paid on the sixty first (61st) day following the date of termination of your employment with the Company, or such later date required by applicable law, including Section 409A of the Code (as defined below.)

For the avoidance of doubt, if the termination of your employment with the Company occurs on a date during the Change of Control Period, then the terms of the Change of Control Agreement will govern the payment of any severance benefits to you and no Severance will be payable to you. Any Severance under this offer letter also will be subject to the provisions set forth in the section of the Change of Control
Agreement titled “Limitation on Payments”h relating to Section 280G of the Internal Revenue Code of 1986,
as amended, and any regulations and guidance promulgated thereunder (the “Code”). Further, the provisions set forth in section of the Change of Control Agreement titled “Offset” will be deemed to apply to your Severance.

Other Benefits: Quantum’s flexible benefit program provides a full range of benefits for you and your qualified dependents. Additionally, you will be eligible to participate in Quantum’s Deferred Compensation Program. A benefit overview packet will be emailed immediately upon your acceptance and you will receive a detailed review of our benefits program during your orientation. Information relating to the Deferred Compensation program will be sent to you within
30 days of your hire date. Your orientation will be scheduled by a Human Resources representative prior to your hire date.

During your employment with Quantum you will have access to confidential and proprietary information, which
Quantum vigorously protects. Therefore, this offer is conditioned on your execution and delivery to Quantum of its
Proprietary Information and Inventions Agreement. You will receive these documents electronically as part of your orientation packet. You are requested to review this information carefully and sign via Adobe EchoSign, our electronic signature service partner.

To comply with government mandated confirmation of employment eligibility, please complete the “Lists of Acceptable
Documents”h as approved by the United States Department of Justice for establishing identity and employment eligibility
- the “I-9” process - which will be mailed to you with your benefits information. Please bring these documents to your orientation.

To confirm your acceptance of our offer, please sign a copy of this letter electronically through Adobe EchoSign. Once signed, you will receive a copy of this letter for records and the offer will be sent directly to our recruiting department.
If you have questions about your offer or onboarding process prior to your start date, you may reach DawnAnn Wilmot via email at DawnAnn.Wilmot@Quantum.com or directly at 719.208.2540. This offer is contingent upon successful completion of security background verification.

This offer supersedes any and all other written or verbal offers. Employment at Quantum is at will – either you or
Quantum has the right to terminate your employment at any time for any reason, with or without cause. You understand and agree that neither your job performance nor promotions, commendations, bonuses or the like from Quantum give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of your at-will employment with Quantum. Further, this offer is contingent upon proof of your right to work at Quantum and a satisfactory background verification. We assume that the education and employment history you provided is accurate.
Any false information provided by you or at your request may result in immediate termination of your employment with no compensation to you.

Regan, we look forward to your start date and having you join the Quantum executive team.

Sincerely,

Jamie Girouard
Vice President Human Resources

ACCEPTANCE
I accept this offer of employment and acknowledge that my employment with Quantum will be on an at-will basis.
Regan MacPherson
Date Sep 10, 2019